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                                                                   EXHIBIT 10.33


                                FIRST AMENDMENT

                                    TO THE

                      CHAMPION INTERNATIONAL CORPORATION

                      EXECUTIVE LIFE INSURANCE PLAN #700





     Pursuant to Section M of the Champion International Corporation Executive Life Insurance Plan #700 ("PLAN"), Section B.7 of the Plan is hereby amended, effective as of January 1, 1994 as follows:

     "B-7  'Final Average Earnings' means:

           (a) the average of the five highest consecutive years of Earnings out of the last ten years of such Earnings; or

           (b) with respect only to those executives elected by the Board of Directors of the Company as officers of the Company on or after May 19, 1994, and with respect to the President and Managing Director of Champion Papel e Cellulose, Ltda. in office on December 20, 1994 the average of the three highest consecutive years of Earnings out of the last ten years of such earnings."

     IN WITNESS WHEREOF, the Chairman of the Pension and Employee Benefits Committee of Champion International Corporation on behalf of said Committee, has executed this First Amendment as evidence of its adoption, and the Chief Executive Officer of Champion International Corporation has subscribed his written approval of this First Amendment as of the 1st day of January, 1994.




                                      /s/Gerald J. Beiser
                                      -----------------------------------------
                                      Chairman - Pension and Employee
                                      Benefits Committee





/s/Andrew C. Sigler
---------------------------------------
Chief Executive Officer